UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 3, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”) for and on its own behalf and on behalf of the other Participants (as defined below) issued a press release to announce that Glass Lewis & Co., a leading independent proxy advisory firm, has recommend that stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”) vote on the GREEN proxy at the Company’s 2016 Annual Meeting.

The Press Release dated March 3, 2016, reads as follows:

LEADING INDEPENDENT PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS STOCKHOLDERS TO VOTE ON SILVERARROW CAPITAL ADVISORS LLP GREEN PROXY CARD FOR UPCOMING ROFIN-SINAR TECHNOLOGIES INC. STOCKHOLDERS MEETING

London, March 3, 2016 -   SilverArrow Capital Advisors LLP today announced that Glass Lewis & Co., (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that Rofin-Sinar Technologies Inc. (NASDAQ: RSTI) stockholders vote on the GREEN proxy at the Company’s 2016 annual meeting, to be held on March 17, 2016. In this case, Glass Lewis states, “we believe the Dissident has presented a compelling case for change at the board level”, continuing on to say, “we believe that the Company suffers from various corporate governance shortcomings that have not been adequately addressed by the Company’s incumbent directors.” Thomas Limberger, CEO of SilverArrow comments, “I believe this is a very positive signal to all shareholders and a clear statement against the three Rofin Nominees, its entrenched board and the current company strategy." Further, Glass Lewis notes that voting on SilverArrow’s GREEN proxy card has the added benefit of allowing shareholders to cast votes on the two shareholder proposals that were excluded from the Company’s proxy card.

We believe that all of our nominees have the appropriate corporate track record and skillset to initiate change within the board of the Company. Mr. Limberger, who has led multinational corporations for years (General Electric CE, Oerlikon, Von Roll), Mr. Jordan Kovler, who is a seasoned corporate governance and capital markets expert (DF King), and Mr. Gebhard Rainer, who has led global service and finance organizations (Hyatt, Coach). Although Glass Lewis recommended voting for one of our director nominees, we believe only a vote for all three of the SilverArrow nominees on the GREEN proxy will provide shareholders the necessary strength to move the existing board towards long overdue change. We have a plan to fix Rofin. We believe the recommendation of Glass Lewis to not vote on the Company’s proxy for Mr. Baasel, Mr. Smoke and Mr. Willis is only the first step to really initiate change!

SilverArrow, along with Glass Lewis, recommend that shareholders vote on the GREEN proxy card.

For additional information, please visit: www.fixrofin.com.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans,  expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

SilverArrow Advisors and the other Participants (as defined below) have filed a definitive proxy statement in connection with the Company’s Annual Meeting with the Securities and Exchange Commission (the “SEC”) and an accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

The Participants in the proxy solicitation are SilverArrow Capital Advisors LLP,  SilverArrow Capital Holding Ltd., SAC Jupiter Holding Ltd., Pluto Fund Limited, Abdullah Saleh A. Kamel, Osama H. Al Sayed, Thomas Limberger, Jordan Kovler, Gebhard Rainer and Robert Schimanko (collectively, the “Participants”).